EXHIBIT 10.16

           FORM OF NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTION


  Name of Employee:

  Name of Plan:            Amended and Restated Ashland Inc. Incentive Plan

  Number of Option Shares:

  Exercise Price Per Share:

  Date of Option Grant:

  Exercise Schedule:

  Expiration Date:

ASHLAND INC. ("Ashland") hereby confirms the grant of a non-qualified stock option to purchase shares of Ashland Common Stock including restoration options, (the "Option") to the above-named Employee ("Employee"). This Option is granted under, and is subject to, all of the terms and conditions of the Plan. Copies of the Plan end related Prospectus, including information with respect to restoration options, are available for your review on FirstHand, Ashland's intranet site. If you would prefer to have a hard copy of either of these documents mailed to you, please contact Corporate Human Resources at (859) 357-2008.

Please acknowledge your receipt of this Notice by signing, dating and returning the enclosed copy of this Notice of Grant to Kristie Ptasnik, Corporate Human Resources, LA-1N, on or before ____________________, or the Option will become null and void.


  ASHLAND INC.



By:_________________________________


DATE:                                                 EMPLOYEE:


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